Exhibit 5.1
4801 MAIN STREET, SUITE 1000 · KANSAS CITY, MO 64112
816.983.8000 FAX 816.983.8080 ·
www.huschblackwell.com
September 2, 2008
EnerJex Resources, Inc.
7300 W. 110th Street, 7th Floor
Overland Park, KS 66210
Ladies and Gentlemen:
     As counsel for EnerJex Resources, Inc., a Nevada corporation (the “Company”), we have been requested to render this opinion in connection with the preparation and filing of a Registration Statement on Form S-1, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the purposes of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
     We have examined the Company’s Registration Statement and such other documents as we have deemed necessary or appropriate in order to express these opinions.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of the Company (the “Board”) or an authorized committee thereof, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be. We have assumed that the form of certificate or other instrument or document to be issued after the date hereof representing the Common Stock to be issued under the Registration Statement will conform in all respects to the requirements applicable under the Nevada Revised Statutes (the “NRS”)
     We do not express any opinion as to any laws other than the NRS. Insofar as the opinions expressed herein relate to matters governed by laws other than the NRS, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.
KANSAS CITY, MISSOURI • ST. LOUIS, MISSOURI • OVERLAND PARK, KANSAS • OMAHA, NEBRASKA
SPRINGFIELD, MISSOURI • EDWARDSVILLE, ILLINOIS • WASHINGTON, D.C. • LONDON, UNITED KINGDOM
AFFILIATES: LEEDS • MANCHESTER • MEXICO CITY • MONTREAL • TORONTO • VANCOUVER

EnerJex Resources, Inc.
September 2, 2008

     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
     With respect to the shares of Common Stock, upon (i) the Board or an authorized committee thereof having duly authorized a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board or an authorized committee thereof (such consideration to be not less than the par value per share), and (ii) such shares of Common Stock having been issued and delivered against payment of the consideration therefore as set by the Board or an authorized committee thereof, such shares of Common Stock will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim nay undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Husch Blackwell Sanders LLP